Exhibit 10.16

FIRST OAK BROOK BANCSHARES, INC.

OAK BROOK BANK

Agreement Regarding
Confidentiality, Non-Solicitation of Customers and Employees
and Prohibited Conduct

     This Agreement is made by and between the undersigned (“Employee”) and First Oak Brook Bancshares, Inc., Oak Brook Bank and/or a subsidiary or affiliate of either of them (each such entities, separately and collectively referred to herein as “Bank”).

     As a condition to and in consideration of Employee’s employment and/or continued employment by the Bank, and/or Employee’s eligibility to receive and/or receipt of awards of bonus or incentive compensation under the First Oak Brook Bancshares, Inc. Incentive Compensation Plan and/or a similar or successor plan, or otherwise (such awards “Incentive Awards”), the parties agree to the following:

1. CONFIDENTIAL INFORMATION

     1.1 Disclosure or Use. Employee understands and acknowledges, that by virtue of his or her employment with Bank, he or she will learn or develop Confidential Information (as that term is defined herein). Employee further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of his or her duties, will cause the Bank irreparable harm. Accordingly, during the term of his or her employment and thereafter, Employee agrees not to use any Confidential Information except in furtherance of his or her duties for the Bank, nor to disclose any Confidential Information except to officers or other Employees of the Bank when it is necessary, in the ordinary course of business, to do so. Upon termination of employment with the Bank for any reason, Employee shall not, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another’s behalf, any Confidential Information. Employee acknowledges that the Bank operates and competes in Illinois and other jurisdictions, and that the Bank will be harmed by unauthorized disclosure or use of Confidential Information, regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state, country or jurisdiction.

     1.2 Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean trade secrets and other proprietary information concerning the products, processes or services of the Bank and information regarding customers and prospective customers of the Bank, which information (a) has not been made generally available to the public, and is useful or of value to the Bank’s current or anticipated business activities or of those of any customer or prospective customer of the Bank; or (b) is known by Employee to be confidential, or has been identified to Employee as confidential, either orally or in writing, or is required by applicable law, rule or regulation to be maintained as confidential by the Bank including, but not limited to: computer programs; research and other statistical data and analyses; marketing, organizational or other research and development, or business plans; personnel information, including the identity of other employees of the Bank, their responsibilities, competence, abilities, and compensation; financial, accounting and similar records of the Bank and/or any fund or account managed by the Bank; current and prospective customer lists and information on clients and their employees; customer financial statements, investment objectives, the nature of their investment portfolios and contractual agreements with the Bank; information concerning planned or pending investment products, acquisitions or divestitures.

     1.3 Exceptions. Confidential Information shall not include information which: (a) is in or hereafter enters the public domain through no fault of Employee; (b) is obtained by Employee from a third party having the legal right to use and disclose the same; or (c) is in the possession of Employee prior to receipt from the Bank (as evidenced by Employee’s written records pre-dating the date of employment).

2. BANK PROPERTY

     All notes, reports, plans, published memoranda or other documents created, developed, generated or held by Employee during employment, concerning or related to the Bank’s business, and whether containing or relating to Confidential Information or not, and all tangible personal property of the Bank entrusted to Employee or in Employee’s direct or indirect possession or control, are the property of the Bank, and will be promptly delivered to the Bank and not thereafter used by Employee upon termination of Employee’s employment for any reason whatsoever.

3. BANK CUSTOMERS AND EMPLOYEES; NON-DISPARAGEMENT

     Employee understands that Bank’s name and its relationships with its customers and employees, including its interest in maintaining a stable workforce, are extremely valuable and are the result of the expenditure of substantial time, effort and resources by the Bank. Therefore, during the period of Employee’s employment and during the period ending      (1)      from the last day of Employee’s employment with the Bank, Employee agrees that he or she will not, directly or indirectly, on behalf of himself or herself or any other person, business or entity:

     (a) solicit or attempt to solicit for the purpose of providing to, or provide to, any protected customer or any prospective customer of the Bank services or products of any kind which are offered or provided by the Bank, or assist any person, business or entity to do so; or

     (b) induce, recruit, solicit or encourage any protected employee to leave the employ of the Bank, or induce, solicit, recruit, attempt to recruit any protected employee to accept employment with another person, business or entity, or employ or be employed with a protected employee, or assist any other person, business or entity to do so; or

     (c) make, or cause to be made, any statement or disclosure that disparages the Bank, or any of its affiliates, or any of their directors, officers or employees, or assist any other person, business or entity to do so.

For purposes of the Agreement, (x) “protected customer” means any business, entity or person which is or was a customer of the Bank at any time during the period of Employee’s employment, other than any customer which had ceased to do business with the Bank at least 12 months prior to Employee’s last day of employment, (y) “prospective customer” means any business, entity or person which was contacted by the Employee or known by the Employee to have been contacted by any officer of the Bank, for the purpose of soliciting or attempting to solicit to provide services or products to such business, entity, person, other than any such business, entity or person with respect to whom the most recent such contact occurred at least six months prior to Employee’s last day of employment, and (z) “protected employee” means any person who is or was an employee of the Bank during the period of Employee’s employment, other than a former employee who has not been employed by the Bank for a period of at least six months and who terminated his or her employment with the Bank without any inducement or attempted inducement, recruiting, solicitation or encouragement by Employee or by any other employee of the Bank subject to a similar covenant.

4. MISCELLANEOUS

     4.1 Acknowledgment and Remedies. In executing this Agreement, Employee does not rely on any inducements, promises or representations of the Bank, or its officers or directors, other than the terms and conditions specifically set forth in this Agreement, and Employee acknowledges that he or she is an “at-will” employee of the Bank and nothing set forth herein gives or shall be deemed to give the Employee any right to remain in the employ of the Bank or to receive Incentive Awards. Employee further acknowledges that the statements herein are true and correct; that Employee has read and understands all of the terms of this Agreement; and that employment or continued employment by the Bank and/or eligibility for and/or receipt of Incentive Awards constitutes adequate consideration for Employee’s obligations hereunder and for the covenants set forth above. Employee acknowledges that failure to comply with Section 1 through 3 will cause irreparable damage to the Bank. Therefore, Employee agrees that, in addition to any other remedies at law or in equity available to the Bank for Employee’s breach or threatened breach of this Agreement, or the forfeiture or cancellation of, or the repayment to the Bank of gains realized from, Incentive Awards in accordance with the terms thereof, the Bank is entitled to specific performance or injunctive relief against Employee to prevent such damage or breach. In addition, in the event of a breach or a violation of any of the covenants or provisions of Sections 1, 2 or 3 of this Agreement, the Employee shall be obligated to repay to the Bank any amounts received as severance pay and shall forfeit all rights to any further payments from the Bank.

     In the event of a breach or a violation by Employee of any of the covenants and provisions of Sections 1 through 3 of this Agreement, the running of the period of restriction on the solicitation of customers and employees set forth in Section 3 (but not of Employee’s obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation thereof.

     4.2 Notices. Except when actual receipt is expressly required by the terms hereof, notice is considered given either (i) when delivered in person, (ii) when sent by Federal Express or comparable overnight night mail service, or (iii) two (2) days after deposit in the United States mail in a sealed envelope or container by either registered or certified mail with return receipt requested and postage prepaid, and addressed to the party or person to be notified at the address set forth on the signature page hereof. Either party may require, by notice given at any time or from time to time, subsequent notices to a different address; provided, however, that a P.O. Box shall not be considered to be an address for purposes of this Agreement. Notices given before actual receipt of notice of change shall not be invalidated by the change.

     4.3 Waiver, Modification and Interpretation. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by all the parties hereto, and, in the case of the Bank, such waiver, modification or discharge has been authorized or approved by the Board of Directors of the Bank. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party or parties. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed in Illinois, without giving effect to the conflict of law principles thereof.

     4.4 Headings. The headings used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

     4.5 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

     4.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary and other agreements between the parties hereto relating to the subject matter hereof.

     4.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

FIRST OAK BROOK BANCSHARES, INC.,	EMPLOYEE:
OAK BROOK BANK AND THEIR SUBSIDIARIES AND AFFILIATES

By:________________________________	______________________________________

Date:_______________________________	______________________________________ Employee Name

Address:_______________________________

City, State & Zip Code:____________________

Date:__________________________________

(1) Restriction period is twelve months for Vice Presidents, 15 months for Senior Vice Presidents, 18 months for Executive Vice Presidents and 24 months for Senior Executive Vice Presidents.